                                                                   EXHIBIT 3.6.1

                                                                        216745-9
                           ARTICLES OF INCORPORATION

                                      OF

                             SOFTROL INCORPORATED

        The undersigned, acting as incorporators of a corporation under Chapter 1 of Title 10, Arizona Revised Statutes, adopt the following Articles of Incorporation for such corporation:

                                   ARTICLE I

        The names, addresses and post office addresses of the incorporators are:
                        Willy Smith
                        1201 North 54th Avenue, Ste. 113
                        Phoenix, Arizona 85043

                        Dawn Smith
                        1201 North 54th Avenue, Ste. 113
                        Phoenix, Arizona 85043

                                  ARTICLE II


        The name of the corporation shall be Softrol Incorporated.

                                  ARTICLE III

        The general nature of the business proposed to be transacted by the corporation is any legal business a corporation may engage in in the State of Arizona.

                                  ARTICLE IV

        Walter Gilmore Shaw is hereby appointed an statutory agent for Softrol Incorporated. His address is 2700 North Central Avenue, Suite 800, Phoenix, Arizona 45004.

                                   ARTICLE V

        The capital stock shall be One Million Dollars ($1,000,000.00) divided into one million shares with the par value of One Dollar ($1.00) each. All of the stock shall be one class. The capital stock shall be issued and paid for as directed by the Board of Directors.

                                  ARTICLE VI

        The Board of Directors shall consist of not less than two (2) Directors, nor more than five (5), as may be called for in the By-Laws. Such Board shall be elected at the annual meeting of the stockholders. Until the first meeting of the stockholders and until their successors have been elected and qualified, the following named persons shall be Directors:

                        Willy Smith
                        1201 North 54th Avenue, Ste. 113
                        Phoenix, Arizona 85043

                        Dawn Smith
                        1201 North 54th Avenue, Ste. 113
                        Phoenix, Arizona 85043

                                  ARTICLE VII

        To the fullest extent permitted by Title 10, Chapter 1 of the Arizona Revised Statutes, as the case exists or may heretofore after be amended, no Director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

        No repeal or modification of the foregoing paragraph by the stockholders of the corporation shall adversely affect any right or protection of a Director existing at the time of such repeal or modification.

        IN WITNESS WHEREOF, we, the undersigned, have hereunto set our hands this 30th day of July, 1989.



                                          /s/ Willy Smith
                                         ---------------------------------
                                         Willy Smith -- Incorporator


                                         /s/ Dawn Smith
                                         ---------------------------------
                                         Dawn Smith -- Incorporator

[Softrol.ART.csk]

                             Articles of Amendment
                                    to the
                         Articles of the Incorporation
                            of Softrol Incorporated

Pursuant to the provisions of A.R.S. & 10-061, Softrol and Arizona corporation, hereby adopts the following Articles of Amendment and certifies as follows:

     First: The name of the corporation is Softrol Incorporated

     Second: Article One of the Articles of Incorporation is amended to read as follows:

                     The name of the corporation shall be:

                               Microsmith, Inc.

    Third: The Amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on August 2, 1993, in the manner prescribed by the Arizona General Corporation Law.

     Fourth: 670 shares were outstanding at the time of the Amendment and the number of shares entitled to vote thereon was 670.

     Fifth: All of the outstanding 670 shares of common stock, par value $1.00 per share, voted for the Amendment.

     Sixth: The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

     Seventh: The Amendment will not effect a change in the amount of the corporation's stated capital.

DATED: August 2, 1993


                                          By:  /s/ William S. Smith
                                             --------------------------------
                                             William S. Smith, President


                                          By: /s/ Dawn C. Smith
                                             --------------------------------
                                             Dawn C. Smith, Secretary

                         Joint Action of Shareholders
                            and Board of Directors
                              In Lieu of Meeting

Pursuant to ARS & 10-044 and 10-145, the undersigned being all of the shareholders and directors of Softrol, Inc., and Arizona corporation (the "Corporation"), do hereby authorize, approve and unanimously consent to the adoption of the following resolutions without a meeting:

     RESOLVED, that article 1, of the Corporation's Articles of Incorporation be and it is hereby amended to change the Corporation's name and to read as follows:

                "The name of the corporation shall be:
                Microsmith, Inc.; and

     FURTHER RESOLVED, that the President or Vice President and Secretary of the Corporation be, and they hereby are, authorized and directed to execute, file with the Arizona Corporation Commission and publish Articles of Amendment to evidence the foregoing amendment.

Dated: August 1, 1993

                                     Shareholders:

                                     /s/ William S. Smith
                                     -------------------------------------

                                     /s/ Dawn C. Smith
                                     -------------------------------------


                                     Directors:

                                     /s/ William S. Smith
                                     -------------------------------------

                                     /s/ Dawn C. Smith
                                     -------------------------------------

                             ARTICLES OF AMENDMENT
                                      OF
                               MICROSMITH, INC.

1.  The name of the corporation is MICROSMITH, INC.

2.  Attached hereto as Exhibit A is the text of each amendment adopted.

3. [_] The amendment does not provide for an exchange, reclassification or cancellation of _________ issued shares.

    [_] Exhibit A contains provisions for implementing the exchange, reclassification or cancellation of issued shares provided for therein.

    [X] The amendment provides for exchange, reclassification or cancellation of issued shares. Such actions will be implemented as follows:

    Shareholders will surrender existing common stock certificates and such certificates will be exchanged for Class B Shares of Common Stock or a combination of Class A Shares of Common Stock and Class B Shares of Common Stock.

4.  The amendment was adopted the 31st day of March, 1998.

5. [_] The amendment was adopted by the [_] incorporators [_] board of directors without shareholder action and shareholder action was not required.

    [X] The amendment was approved by all of the shareholders. There is one (1) voting group eligible to vote on the amendment. The voting group entitled to vote on the amendment, the number of votes, the number of votes represented pursuant to the consent in lieu of a special Shareholder's meeting (the "Consent") by which the amendment was adopted and the number of votes represented by the Shareholders who executed the Consent for the amendment were as follows:

    The voting group consisting of 670 outstanding shares of common stock is entitled to 670 votes. There were 670 votes represented pursuant to the Consent. The voting group cast 670 votes for and -0- votes against approval of the amendment. The number of votes cast for approval of the amendment was sufficient for approval by the voting group.

    Dated as of the 31st day of March, 1998.


                                  MICROSMITH, INC.

                                  By: /s/ William S. Smith
                                     ---------------------------
                                     William S. Smith, President
                                     ---------------------------
                                         [name]         [title]

                                   EXHIBIT A
                                   ---------

                                   Article V


The total authorized shares is 1,000,000 shares of common stock, consisting of 900,000 voting common shares $1.00 par value to be designed as Class A and 100,000 nonvoting common shares $1.00 par value to be designated as Class B.

The corporation has two classes of common stock. Each class of shares shall be identical in all respects, except that the nonvoting shares, designated as Class B, shall carry no right to vote for the election of directors of the Corporation, and no right to vote on any matter presented to the shareholders for their vote or approval except only as the laws of this state require that voting rights be granted to such nonvoting shares.